UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2008

NUSTAR GP HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	1-32940	85-0470977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2330 North Loop 1604 West San Antonio, Texas		78248
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 918-2000

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

NuStar GP Holdings, LLC is filing this Current Report on Form 8-K to revise NuStar Energy L.P.’s historical segment financial information contained in its financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 Form 10-K”). The revision is necessary to reflect NuStar Energy L.P.’s current operating segments. Updates to our 2007 Form 10-K relate solely to NuStar Energy L.P.’s segment information and have no effect on our previously reported financial condition, results of operations or cash flows. All other information in our 2007 Form 10-K remains unchanged and has not been otherwise updated for events or developments that occurred subsequent to the filing of the 2007 Form 10-K with the Securities and Exchange Commission.

As disclosed in NuStar Energy L.P.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, its operating segments consist of the following three segments: storage, transportation and asphalt and fuels marketing. Prior to that, its operating segments consisted of refined product terminals, refined product pipelines, crude oil pipelines, crude oil storage tanks and marketing. Exhibit 99.1 hereto and incorporated by reference herein contains financial statements of NuStar Energy L.P. revised to reflect NuStar Energy L.P.’s current operating segment information.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

23.1	Consent of KPMG LLP

99.1	Financial Statements of NuStar Energy L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuStar GP Holdings, LLC

Date: October 6, 2008	By:	/s/ Amy L. Perry
Amy L. Perry
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of KPMG LLP

99.1	Financial Statements of NuStar Energy L.P.

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